CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the registration statements of Conseco, Inc. (File Nos. 33-57079, 33-56901, 33-57931, 33-40556,
33-58710, 33-58712, 333-10297, 333-18037, 333-18581, 333-19783, 333-23251,
333-28305, 333-32615, 333- 32617, 333-32621, 333-83607, 333-51123, 333-83465,
333-85825, 333-94683 and 333-41114) of our report dated March 26, 2001, on our audits of the consolidated financial statements and financial statement schedules of Conseco, Inc. as of December 31, 2000 and 1999, and for the years ended December 31, 2000, 1999 and 1998, which report is included in this Annual Report on Form 10-K.



                                        /s/ PRICEWATERHOUSECOOPERS LLP
                                        ------------------------------
                                        PricewaterhouseCoopers LLP



Indianapolis, Indiana
March 26, 2001